Exhibit 4.2
EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE AND SECURITY AGREEMENT
among
COEUR D’ALENE MINES CORPORATION, as Company
COEUR ROCHESTER, INC., as Grantor
and
THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent
Dated as of October 20, 2008
Supplemental to Indenture
Dated as of October 20, 2008
Authorizing the Issuance of
Senior Secured Floating Rate Convertible Notes due 2012

 ii

     THIS FIRST SUPPLEMENTAL INDENTURE AND SECURITY AGREEMENT dated as of October 20, 2008 (the “First Supplemental Indenture”), among COEUR D’ALENE MINES CORPORATION, an Idaho corporation, as issuer (the “Company”), COEUR ROCHESTER, INC., a Delaware corporation, as grantor (the “Grantor”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized under the laws of the State of New York, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent” and, together with the Holders, collectively the “Secured Parties”).
RECITALS
     WHEREAS, this First Supplemental Indenture (as defined below) is supplemental to the indenture dated as of October 20, 2008 (the “Original Indenture”), by and between the Company and the Trustee;
     WHEREAS, pursuant to Section 2.01 of the Original Indenture, the Company may establish one or more Series of Securities from time to time as authorized by a supplemental indenture;
     WHEREAS, the Company has duly authorized the creation of an issue of its Senior Secured Floating Rate Convertible Notes due 2012 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, the “Indenture”);
     WHEREAS, the Grantor is pledging certain of its assets to secure the payment and performance in full of all of the Obligations (as defined below) of the Company under the Indenture; and
     WHEREAS, all things necessary to make the Notes, when the Notes are duly issued by the Company, duly executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this First Supplemental Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
AGREEMENT
     For and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
GRANTING CLAUSE
     The Grantor and the Company hereby jointly and severally appoint the Trustee to act as Collateral Agent and hereby grant to the Trustee, as Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations of the Company under the Indenture, together with all documents and agreements contemplated thereby and hereby, a security interest in and so pledges and assigns to the Trustee, as Collateral Agent, for the benefit of the Secured Parties, all of the Grantor’s right, title and interest in the following personal property, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”):
     (i) all goods (including inventory and equipment);
     (ii) accounts (for the avoidance of doubt, as such term as defined in the UCC (as defined below));
     (iii) contract rights under any agreement or arrangement (including the Johnson Matthey Refining Agreement) pursuant to which the Grantor has a right to the payment of money and proceeds; and
     (iv) deposit accounts;
provided, however, that notwithstanding any of the other provisions set forth in this Granting Clause, the term “Collateral” and the terms set forth in this Granting Clause defining the components of Collateral shall not include, and this First Supplemental Indenture shall not comprise a grant of a security interest in, any property to the extent that such grant of a security interest is prohibited by, or requires the consent of any Governmental Authority under, any applicable law, or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Grantor to terminate, or requires the consent of any party other than the Grantor under, the contract, license, agreement, instrument or other document giving rise to such property; provided further that the Collateral shall include (and such security interest shall attach to) any property of the types described in clauses (i) through (iv) above immediately at such time as the grant of a security interest therein shall not be so prohibited or constitute a breach or default or give rise to a termination or right of termination under, the contract, license, agreement, instrument or other document giving rise to such property and shall not require any consent other than such consents as shall have been obtained, and to the extent severable, shall include any portion of such property.
ARTICLE I
SCOPE AND DEFINITIONS
     Section 1.01 Scope of First Supplemental Indenture. This First Supplemental Indenture shall be applicable only with respect to, and govern only the terms of, the Notes, which shall be limited to $75,000,000 aggregate principal amount outstanding at any time and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. As the Original Indenture and this First Supplemental Indenture are intended to be read together, unless explicitly modified herein, the provisions of the Original Indenture shall apply to the Notes issued under this First Supplemental Indenture and to the security interest granted by the Grantor under this First Supplemental Indenture, and are incorporated by reference herein; provided, however, that in the event of any conflict between the terms of the Original Indenture and this

First Supplemental Indenture, the terms of the First Supplemental Indenture shall prevail and control with respect to the Notes issued hereunder.
     Section 1.02 Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this First Supplemental Indenture, and for purposes of the Original Indenture as it relates to the Notes, shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this First Supplemental Indenture that are defined in the TIA or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the TIA and in the Securities Act as in force at the date of the execution of this First Supplemental Indenture. All terms defined in the Uniform Commercial Code of the State of New York and used herein shall have the same definitions herein as specified therein; provided, however, that the term “instrument” shall be such term as defined in Article 9 of the UCC rather than Article 3. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this First Supplemental Indenture include the plural as well as the singular, and the word “including” shall be deemed to mean “including without limitation.”
     “Absolute Conversion Rate” has the meaning specified in Section 10.04(m).
     “Additional Payment Upon Conversion” has the meaning specified in Section 2.04(c).
     “Adjustment Event” has the meaning specified in Section 10.04(l).
     “Average Gold Price” means, as of any date of determination by the Company, the average daily London PM fix price per ounce of gold for the immediately preceding fiscal quarter.
     “Average Silver Price” means, as of any date of determination by the Company, the average daily London PM fix price per ounce of silver for the immediately preceding fiscal quarter.
     “Calculation Agent” means any Person (including the Company or a Subsidiary of the Company) appointed by the Company to calculate the interest on any Notes on behalf of the Company. The Trustee shall initially be the Calculation Agent.
     “Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
     “close of business” means 5:00 p.m. (New York time).
     “Collateral” has the meaning specified in the Granting Clause.

     “Common Stock” means the shares of common stock, par value $1.00 per share, of the Company as they exist on the date of the Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation.
     “Common Stock Ratio” means a fraction, the numerator of which is the VWAP per share for the Common Stock for the Reset Period, and the denominator of which is the VWAP per share for the Common Stock on the Trigger Date.
     “Common Stock Transfer Agent” has the meaning specified in Section 2.04(c).
     “Company” means the party named as such in this First Supplemental Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on Notes.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
     “Comparable Treasury Price”, with respect to any Redemption Date, means (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Controlled Accounts” has the meaning set forth in Section 7.03(b).
     “Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.
     “Conversion Date” has the meaning specified in Section 10.03(a).
     “Conversion Notice” has the meaning specified in Section 10.03(a).
     “Conversion Obligation” has the meaning specified in Section 10.01.
     “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” has the meaning specified in Section 10.01.

     “Current Market Price” for purposes of clauses (b), (c) and (d) under Section 10.04, means the VWAP per share of Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such transaction (in the case of clause (b)) or the Ex-Dividend Date (in all other cases) for the distribution requiring such computation.
     “Depositary” means the clearing agency registered under the Exchange Act that may be designated to act as the Depositary for the Global Notes. Unless otherwise stated herein, DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Determination Date” has the meaning specified in Section 10.04(m).
     “Distributed Property” has the meaning specified in Section 10.04(c).
     “Dividend” with respect to any Person, means that such Person has declared or paid a dividend or returned any equity capital to the holders of its equity interests or authorized or made any other distribution, payment or delivery of property or cash to the holders of its equity interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its equity interests outstanding (or any options or warrants issued by such person with respect to its equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the equity interests of such person outstanding (or any options or warrants issued by such person with respect to its equity interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.
     “DTC” means The Depository Trust Company.
     “Earnings Release Date” means the date on which the Company announces its financial results for the quarter ended September 30, 2008.
     “Estimated Recoverable Ounces of Gold Resources” means, as of any date of determination by the Company, the difference between (i) the Ounces of Contained Gold Resources multiplied by the Gold Recovery Rate and (ii) the number of ounces of gold, as disclosed in the Company’s most recently filed quarterly report on Form 10-Q or annual report on Form 10-K (whichever is more recent), produced at the Rochester Processing Facility since the beginning of the fiscal year covered by such report.
     “Estimated Recoverable Ounces of Silver Resources” means, as of any date of determination by the Company, the difference between (i) the Ounces of Contained Silver Resources multiplied by the Silver Recovery Rate and (ii) the number of ounces of silver, as disclosed in the Company’s most recently filed quarterly report on Form 10-Q or annual report on Form 10-K (whichever is more recent), produced at the Rochester Processing Facility since the beginning of the fiscal year covered by such report.

     “Estimated Value of Recoverable Gold” means, as of any date of determination by the Company, an amount equal to the Estimated Recoverable Ounces of Gold Resources multiplied by the Average Gold Price.
     “Estimated Value of Recoverable Silver” means, as of any date of determination by the Company, an amount equal to the Estimated Recoverable Ounces of Silver Resources multiplied by the Average Silver Price.
     “Event of Default” has the meaning specified in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.
     “Expiration Date” has the meaning specified in Section 10.04(e).
     “Expiration Time” has the meaning specified in Section 10.04(e).
     “Fair Market Value” means the amount that a willing buyer would pay to a willing seller in an arms’ length transaction, as determined by the Board of Directors.
     “First Supplemental Indenture” means this First Supplemental Indenture and Security Agreement, as amended or supplemented from time to time.
     “Global Notes” has the meaning specified in Section 2.02.
     “Gold Recovery Rate” means, as of any date of determination by the Company, the estimated ultimate recovery rate of gold at the Rochester Processing Facility, as disclosed in the Company’s annual report on Form 10-K for the fiscal year immediately prior to the fiscal year for which the calculations required by Section 4.09 are made.
     “Governmental Authority” means any nation or government, any state or municipality, any political subdivision of any of the foregoing, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self regulatory organization.
     “Grantor” has the meaning specified in the preamble.
     “Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term “Incurrence” when used as a noun shall have a correlative meaning.
     “Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of Capitalized Lease Obligations or (ii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including the obligations of such Person under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a Capitalized Lease Obligation), (d) all aggregate net payment obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and all obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (d), and (f) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (e); provided, however, that Indebtedness shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices or (z) stand-by letters of credit to the extent collaterallized by cash or cash equivalents.
     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including defaulted interest, if any.
     “Interest Payment Date” has the meaning specified in Section 2.04(c).
     “Interest Reset Date” has the meaning specified in Section 2.04(c).
     “Last Reported Sale Price” of the Common Stock on any date means:

     (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange;
     (ii) if the Common Stock is not listed on the New York Stock Exchange, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange or market on which the Common Stock is traded;
     (iii) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange or market, the last quoted bid price for the Common Stock in the over-the-counter market on that date as reported by Pink Sheets LLC or a similar organization; or
     (iv) if the Common Stock is not so quoted by Pink Sheets LLC or a similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.
     The Last Reported Sale Price of the Common Stock will be determined by the Company without reference to extended or after hours trading. If during a period applicable for calculating the Last Reported Sale Price of the Common Stock an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price shall be calculated by the Company for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.
     “Johnson Matthey Refining Agreement” means that certain Agreement between the Grantor and Johnson Matthey Inc., dated as of June 1, 2006.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or right of subrogation or analogous right (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind.
     “London Banking Day” means any Business Day in which dealings in U.S. dollars are transacted in the London interbank market.
     “Maturity Date” means October 15, 2012.
     “Maximum Share Amount” has the meaning specified in Section 10.02(a).
     “Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

     “Notes” means any Notes issued, authenticated and delivered under this First Supplemental Indenture, including any Global Notes.
     “Obligations” means the due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture with respect to the Notes, according to the terms hereof or thereof.
     “Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company or the Grantor, as applicable.
     “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company, or the Grantor, as applicable.
     “opening of business” means 9:00 a.m. (New York time).
     “Original Indenture” has the meaning specified in the recitals to this First Supplemental Indenture.
     “Ounces of Contained Gold Resources” means the line item “ounces of gold per ton”, as disclosed under the heading “Year-end Mineralized Material” with respect to the Rochester Processing Facility in the Company’s annual report on Form 10-K for the fiscal year immediately prior to the fiscal year for which the calculations required by Section 4.09 are made, multiplied by the line item “tons” under such heading.
     “Ounces of Contained Silver Resources” means the line item “ounces of silver per ton”, as disclosed under the heading “Year-end Mineralized Material” with respect to the Rochester Processing Facility in the Company’s annual report on Form 10-K for the fiscal year immediately prior to the fiscal year for which the calculations required by Section 4.09 are made, multiplied by the line item “tons” under such heading.
     “Par Value Adjusted Conversion Rate” has the meaning specified in Section 10.04(f).
     “Paying Agent” means any Person (including the Company or a Subsidiary of the Company) appointed by the Company to pay the principal amount of, interest on, Redemption Price with respect to, or any other amounts with respect to, any Notes on behalf of the Company. The Trustee shall initially be the Paying Agent.
     “Perfection Certificate” has the meaning set forth in Section 7.02(a).
     “Permitted Issuance” means any issuance of Common Stock in respect of the Notes that is (a) in excess of the Maximum Share Amount and (b) permitted (or not prohibited) by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded.

     “Permitted Liens” means, collectively and without duplication,
     (i) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords or construction Liens created by law, arising in the ordinary course of business and which do not secure indebtedness for borrowed money;
     (ii) any Lien created by, or arising under any statute or regulation or common law (in contrast with Liens voluntarily granted) in connection with, without limiting the foregoing, workers’ compensation, unemployment insurance, employers’ health tax or other social security or statutory obligations that secure amounts that are not yet overdue or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves in accordance with GAAP have been established on the Grantor’s books and records and a stay of enforcement of the Lien is in effect;
     (iii) Liens made or incurred in the ordinary course of business and in accordance with the past practices of the Grantor to secure the performance of bids, tenders, contracts (other than for the borrowing of money), leases, statutory obligations or surety and performance bonds;
     (iv) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;
     (v) easements, rights of way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; and
     (vi) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
     “Pre-Adjustment Conversion Price” has the meaning specified in Section 10.04(c).
     “Pricing Period” has the meaning specified in Section 10.04(f).
     “Quotation Agent” means a Reference Treasury Dealer appointed as such agent by the Company.
     “Redemption Date” has the meaning specified in Section 3.01(a).
     “Redemption Notice” has the meaning specified in Section 3.01(b).
     “Redemption Price” has the meaning specified in Section 3.01(a).

     “Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.
     “Reference Property” has the meaning specified in Section 10.05(c).
     “Reference Treasury Dealer” means four primary U.S. government securities dealers in the United States selected by the Company.
     “Reference Treasury Dealer Quotations”, with respect to each Reference Treasury Dealer and any Redemption Date, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m. (New York time) for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Redemption Date quoted in writing to the Quotation Agent by such Reference Treasury Dealer on the third Business Day preceding such Redemption Date.
     “Register” has the meaning specified in Section 2.05.
     “Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the January 1, April 1, July 1 and October 1 preceding the applicable January 15, April 15, July 15 and October 15 Interest Payment Date, respectively.
     “Reorganization Event” has the meaning specified in Section 10.05(c).
     “Reset Date” means the last day of the Reset Period.
     “Reset Period” means the five Trading Day period beginning on the Trading Day after the Trigger Date.
     “Resources/Principal Amount Ratio” means, as of any date of determination by the Company, a fraction, the numerator of which is the aggregate of the Estimated Value of Recoverable Gold and the Estimated Value of Recoverable Silver and the denominator of which is 150% of the outstanding principal amount of the Notes as of the end of the fiscal quarter for which the calculations required by Section 4.09 are made.
     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.
     “Reuters Screen LIBOR01 Page” means the display designated as the Reuters Screen LIBOR01 Page, or such other screen as may replace the Reuters Screen LIBOR01 Page on the service or any successor service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for United States dollar deposits.
     “Rochester Processing Facility” means the Grantor’s ore processing facility located at Interstate 80 to Exit 119, 25 miles northeast of Lovelock, Nevada.

     “Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.
     “Secured Parties” has the meaning specified in the preamble.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X (17 C.F.R. Part 210).
     “Silver Recovery Rate” means, as of any date of determination by the Company, the estimated ultimate recovery rate of silver at the Rochester Processing Facility, as disclosed in the Company’s annual report on Form 10-K for the fiscal year immediately prior to the fiscal year for which the calculations required by Section 4.09 are made.
     “SLV Ratio” as determined by the Company, means a fraction, the numerator of which is the VWAP per share for the SLV Trust for the Reset Period and the denominator of which is the VWAP per share for the SLV Trust on the Trigger Date.
     “SLV Trust” means the iShares Silver Trust, listed on the AMEX, with the ticker symbol SLV.
     “Spin-Off” has the meaning specified in Section 10.04(c).
     “Stockholder Approval” means stockholder approval of the issuance of shares of Common Stock in respect of the Notes in excess of the Maximum Share Amount in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities.
     “Stockholder Rights Plan” has the meaning specified in Section 10.09.
     “Three-Month LIBOR Rate” means the rate for deposits in U.S. dollars for the three-month period commencing on the applicable Interest Reset Date that appears on Reuters Screen LIBOR01 at approximately 11:00 a.m. (London time) on the second London Banking Day prior to the applicable Interest Reset Date. If this rate does not appear on Reuters Screen LIBOR01, the Calculation Agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 a.m. (London time) on the second London Banking Day prior to the applicable Interest Reset Date to prime banks in the London interbank market for a period of three months commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that Interest Reset Date will be the arithmetic mean of the quotations and, if fewer than two quotations are provided as requested, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, after consultation with the Company, at approximately 11:00

a.m. (New York time) on the second London Banking Day prior to the applicable Interest Reset Date for loans in U.S. dollars to leading European banks for a period of three months commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. If the banks so selected by the Calculation Agent are not quoting such rate as set forth in the prior sentence, the Three-Month LIBOR Rate for such interest determination date shall be Three-Month LIBOR Rate determined in respect to the immediately preceding interest determination date.
     “Trading Day” means any day on which the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading is scheduled to be open for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” shall mean a Business Day.
     “Trigger Date” means: (i) if the Earnings Release Date is not a Trading Day, or if the Earnings Release Date is a Trading Day and the Company announces its financial results for the quarter ended September 30, 2008 prior to the opening of trading on the New York Stock Exchange, the Trigger Date shall be the Trading Day prior to the Earnings Release Date; or (ii) if the Earnings Release Date is a Trading Day and the Company announces its financial results for the quarter ended September 30, 2008 after the opening of trading on the New York Stock Exchange, the Trigger Date shall be the Earnings Release Date.
     “Treasury Rate,” with respect to any Redemption Date, means (as determined by the Company) the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “UCC” and “Uniform Commercial Code” means, for any jurisdiction within the United States, the Uniform Commercial Code, as at any time adopted and in effect in such jurisdiction, or, if no jurisdiction is specified, in the State of New York.
     “Valuation Period” has the meaning specified in Section 10.04(c).
     “VWAP” means, (as determined by the Company) for any security as of any date range, the volume-weighted average price for such security on the principal United States securities exchange on which such security is traded (which is currently the New York Stock Exchange with respect to the Common Stock) during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m. (New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”) through its “Volume at Price” functions (subject to adjustment to reflect stock dividends, stock splits, stock combinations or other similar transactions after the date of the Indenture) of such security pursuant to an individual transaction, or, if the foregoing does not apply, the volume weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. (New York time) (or such other time as such exchange publicly announces is the official open of trading), and ending at 4:00 p.m. (New York time) (or such other time as such exchange publicly announces is the official close of trading) as reported by Bloomberg (subject to adjustment to reflect stock dividends, stock splits, stock combinations or other similar transactions after the date of the Indenture) of such security pursuant to an individual transaction, or if no volume weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and lowest closing ask price of any of the market makers for such security in the over-the-counter market on that date as reported by Pink Sheets LLC or a similar organization. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of the Notes representing a majority of the aggregate principal amount of the Notes then outstanding.
ARTICLE II
THE NOTES
     Section 2.01 Designation, Amount and Issuance of Notes. The Notes shall be designated as “Senior Secured Floating Rate Convertible Notes due 2012”. The Notes will not exceed the aggregate principal amount of $75,000,000. Upon the execution of this First Supplemental Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.
     Section 2.02 Form of the Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall control.
     Notes shall be issued initially on each Issue Date in the form of one or more certificated Notes, which shall be in definitive, fully registered form without interest coupons. On such date, the Company shall prepare, execute and deliver such certificated Notes to the Trustee, and the Trustee shall, in accordance with this Section 2.02, and in accordance with Section 2.02 of the Original Indenture, cause such certificated Notes to be authenticated and delivered to the Holders.
     If any Holder elects to surrender a certificated Note in exchange for a Global Note, the Company shall issue and the Trustee shall authenticate one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary.
     Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Company in accordance with the Indenture. Payment of principal of, and interest and premium, if any, on (to the extent paid in cash), any Global Notes shall be made to the Depositary in immediately available funds.
     Section 2.03 Conversion. The Notes shall be convertible in accordance with the provisions set forth in the Notes and this First Supplemental Indenture, including Article X hereof.
     Section 2.04 Date and Denomination of Notes; Payment at Maturity; Payment of Interest.
          (a) Date and Denomination. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.
          (b) Payment at Maturity. The Notes shall mature on October 20, 2012, unless earlier converted or repurchased in accordance with the provisions hereof. On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Notes, principal and interest will be payable at the Company’s office or agency in New York City, which initially will be the office or agency of the Trustee located at c/o The Bank of New York Mellon, 101 Barclay Street, New York, NY 10286, Attention: Trust Services Window or in accordance with written instructions of the Holder. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue on the Notes for the intervening period.
          (c) Payment of Interest. The Company hereby covenants and agrees to pay the principal of and interest and premium, if any, on the Notes as set forth in the Note. Prior to 11:00 a.m. (New York time) on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent immediately available funds sufficient to make cash payments due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be. Interest on the Notes will accrue at an annual rate equal to the Three-Month LIBOR Rate plus 7.50%, from the applicable Issue Date until the principal thereof is paid or made available for payment; provided, however, that in no event will the annual rate be less than 9.00% or more than 12.00% (for the avoidance of doubt, if the annual rate computed is higher than 12.00%, the interest rate shall be 12.00%, and if lower than 9.00%, it shall be 9.00%); provided, further, that the initial interest rate for Notes issued on October 20, 2008 shall be 12.00%. The Three-Month LIBOR Rate will be reset quarterly on each interest payment date (each of these dates is referred to as an “Interest Reset Date”), beginning on January 15, 2009. Interest shall be payable in cash, or at the option of the

Company, in Common Stock or a combination of cash and Common Stock, on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), commencing January 15, 2009, to the Person in whose name any Note is registered on the Register at the close of business on any Regular Record Date with respect to the applicable Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          In the event that the Company elects to pay interest in the Company’s Common Stock, such Common Stock will be valued at 95% of the VWAP per share for the five Trading Days immediately preceding the first Trading Day prior to the Interest Payment Date. If the Company elects to make an interest payment in Common Stock or in cash and Common Stock, no later than the Business Day prior to the Regular Record Date prior to such Interest Payment Date, the Company shall deliver to the Trustee an Officers’ Certificate stating that the Company makes such an election; provided, however, that the Common Stock Transfer Agent and not the Trustee shall be responsible for making payments in Common Stock. In addition, the Company shall notify the Common Stock Transfer Agent directly of payments to be made in Common Stock, and the Trustee shall not be responsible for doing so. If no such Officers’ Certificate is received by the Trustee, the Trustee may assume such payment shall be in cash. For the avoidance of doubt, such calculation shall be made by the Company using the interest rate provided by the Calculation Agent. Upon conversion of Notes pursuant to Article X, Holders shall receive any additional cash payment or shares of Common Stock for accrued and unpaid interest on the Notes in accordance with this Section 2.04(c).
          Subject to the limitations on conversion set forth in Section 10.01, if a Holder elects to voluntarily convert all or any portion of such Holder’s Notes at any time prior to the Maturity Date, such Holder will receive an additional payment (“Additional Payment Upon Conversion”) in shares of Common Stock. “Additional Payment Upon Conversion” shall determined by the Company and shall be an amount equal to the interest that would have accrued and been payable in respect of the outstanding principal balance of the Notes subject to such voluntary conversion had such Notes remained outstanding for the period commencing on the Conversion Date through the earlier to occur of (i) the fourth anniversary of the Conversion Date and (ii) October 15, 2013, in each case calculated at the interest rate applicable on the date of conversion. The shares of Common Stock will be valued at the Conversion Price.
          Notwithstanding anything to the contrary in this Section 2.04(c), if as of any applicable Conversion Date or Interest Payment Date, the Conversion Price is less than the par value per share of Common Stock (the “Pre-Adjustment Conversion Price”), the Conversion Price with respect to the Additional Payment Upon Conversion payable on such Conversion Date or the payment of interest in shares on such Interest Payment Date shall be adjusted to equal the par value of the Common Stock then in effect and, on such Conversion Date or Interest Payment Date, as applicable, the Company shall pay each applicable Holder an amount in cash equal to (i) the difference between (A) the number of shares of Common Stock that would have been issuable to such Holder on such date at the Pre-Adjustment Conversion Price and (B) the number of shares of Common Stock issuable on such date at the then applicable par value of the Common Stock multiplied by (ii) the VWAP per share for the five Trading Days immediately preceding the first Trading Day prior to the applicable Conversion Date or Interest Payment Date, as the case may be.

          If all of the conditions set forth in this Section 2.04(c) or Section 10.02 are not satisfied in accordance with the terms thereof, the interest required to be paid or duly provided for by the Company pursuant to this Section 10.02(a) shall be paid by the Company only in cash.
          Subject to compliance with the provisions of this First Supplemental Indenture, in the event of a voluntary conversion by a Holder, the Company shall have an unconditional obligation to issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Notes submitted for conversion and the Additional Payment Upon Conversion, if any, due on such Notes along with any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion or in the event that the Company is required to pay Additional Payment Upon Conversion, if any, in cash instead of Common Stock, for payment to the Holder within two Business Days after the date of the voluntary conversion in accordance with the provisions of this Article II.
          All Notes submitted for voluntary conversion shall be delivered to the Trustee to be canceled at the direction of the Company, which shall dispose of the same as provided in Section 2.10 of the Original Indenture.
          Subject to the limitations set forth in Section 10.02, on any Conversion Date, or if any shares of Common Stock are to be issued on an Interest Payment Date, then the Company shall on the applicable Conversion Date or Interest Payment Date as the case may be, (X) provided that the Company’s designated transfer agent for the Common Stock (the “Common Stock Transfer Agent”) is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the applicable Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Common Stock Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such Holder, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. The Company’s Common Stock Transfer Agent on the date hereof is Mellon Investor Services. In connection with any such action that may involve the Trustee or Conversion Agent, the Trustee and Conversion shall be entitled to receive and be fully protected in relying upon written instructions from the Company.
          If any fractional share of Common Stock otherwise would be issuable as a result of the issuance of Common Stock upon conversion of the Notes, to pay interest due on the Notes or as Additional Payment Upon Conversion, the Company shall calculate and pay to the Holder of Notes a cash adjustment in lieu of such fractional share at a rate equal to the VWAP per share for the Common Stock for the five Trading Days immediately preceding the first Trading Day prior to the applicable Conversion Date or Interest Payment Date, as the case may be.
          The Company (by delivering such payment to the Paying Agent) shall pay cash interest, if any, on:
          (i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

          (ii) any Notes in certificated form by wire transfer in immediately available funds in accordance with written instructions of the Holder duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date.
          If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue on the Notes for the intervening period.
          The Calculation Agent will, upon the request of the Holder of any Note, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company and the Holders of the Notes.
          All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (for example, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or         .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).
     Section 2.05 Registrar and Paying Agent. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company initially appoints the Trustee as (a) Registrar and Paying Agent in connection with the Notes, (b) the custodian with respect to the Global Notes, (c) Conversion Agent and (d) Calculation Agent.
     Section 2.06 Exchange and Registration of Transfer of Notes. The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. For the avoidance of doubt, in addition to the foregoing, all of Article II of the Original Indenture, except for Sections 2.11 and 2.12, shall apply to the Notes.
     Section 2.07 Proof of Ownership of the Notes. The proof of ownership of the Notes shall be determined by the Register. The Person in whose name a Note is registered shall be considered the owner for all purposes hereunder, including, but not limited to payment.
ARTICLE III
REPURCHASE OF NOTES
     Section 3.01 Redemption at the Option of the Company.
          (a) The Notes will be subject to redemption at the option of the Company on any date (the “Redemption Date”) prior to the Maturity Date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). The Notes will be redeemable in cash at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest (calculated at the interest rate applicable on such Redemption Date) thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (such greater amount is referred to herein as the “Redemption Price”), plus accrued and unpaid interest, if any, thereon to the Redemption Date.
          (b) If the Company elects to redeem Notes pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date (such notification, a “Redemption Notice”) and deliver such Redemption Notice in accordance with Section 3.01 of the Original Indenture.
     Section 3.02 Covenant to Comply with Securities Laws Upon Repurchase of Notes. The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.
In addition to the foregoing, Article Three of the Original Indenture shall be applicable to the Notes.
ARTICLE IV
COVENANTS
     Section 4.01 Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.
     Section 4.02 Statement by Officer as to Default. The Company shall deliver to the Trustee, promptly and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto. For the avoidance of doubt, the foregoing shall supersede the last sentence of Section 4.03 of the Original Indenture; provided, however, that the first two sentences of Section 4.03 of the Original Indenture shall apply to the Notes.
     Section 4.03 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.04 Reverse Stock Splits. The Company covenants that it will not authorize, nor will it cause or permit the Grantor to authorize, declare or pay, directly or indirectly, any Dividends or make any loans, or otherwise transfer cash to any Person from the Grantor (other than ordinary course distributions, transfers or other payments for taxes, payroll and other operating expenses incurred by the Grantor) if the Company has effectuated, or publicly disclosed, an intention to effectuate, a reverse stock split of the Common Stock during the 30-day period beginning on the date of this First Supplemental Indenture.
     Section 4.05 Use of Proceeds. The Company shall not use the proceeds from the issuance and sale of the Notes for any purpose other than to fund continued development of the Company’s Palmarejo silver/gold project in Mexico and for general corporate purposes.
     Section 4.06 Exchange Listing. During the term of the Notes, the Company shall cause the Common Stock to be listed or quoted on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, or any other national securities exchange or market.
     Section 4.07 Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.
     Section 4.08 Corporate Existence. The provisions of Section 4.08 of this First Supplemental Indenture shall supersede and replace the provisions of Section 4.04 of the Original Indenture for purposes of the Notes. Subject to Article V hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders. Notwithstanding the foregoing, the corporate existence of any Subsidiary may also be terminated in connection with any corporate restructuring or reorganization approved by the Board of Directors.
     Section 4.09 Restrictions on the Grantor. The Company covenants that within five Business Days after the filing of any quarterly report on Form 10-Q or any annual report on Form 10-K, it shall deliver to the Holders an Officers’ Certificate (which shall have attached thereto reasonably detailed backup data and calculations) setting forth the Estimated Value of Recoverable Gold and the Estimated Value of Recoverable Silver as of the last day of the prior fiscal quarter and a calculation of the Resources/Principal Amount Ratio as of such day. If the Resources/Principal Amount Ratio as of such day is less than one, or if an Event of Default shall have occurred and be continuing, the Company covenants that it will not authorize, nor will it cause or permit the Grantor to authorize, declare or pay, directly or indirectly, any Dividends or make any loans or otherwise transfer cash to any Person from the Grantor (other than ordinary course distributions, transfers or other payments for taxes, payroll and other operating expenses incurred by the Grantor).
     Section 4.10 SEC Reports. The provisions of Section 4.10 of this First Supplemental Indenture shall supersede and replace the provisions of Section 7.07 of the Original Indenture for purposes of the Notes. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will file with the SEC and, if requested, furnish to the Trustee and to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations, all copies of the Company’s annual reports on Form 10-K and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, including in the case of annual reports and quarterly reports, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE V
SUCCESSOR COMPANY
     The provisions of Article V of this First Supplemental Indenture shall supersede and replace the provisions of Article Five of the Original Indenture for purposes of the Notes.
     Section 5.01 When Company May Merge or Transfer Assets. The Company may, without the consent of the Holders of any Notes, consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, if:
          (a) (i) the Company is the resulting or surviving corporation or (ii) the successor, transferee or lessee (if other than the Company) (A) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;
          (b) immediately after giving effect to such transaction, no Event of Default and no event that, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing;
          (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

          (d) except as provided above, the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person.
          For purposes of the foregoing, upon any consolidation, merger or any conveyance, transfer or lease of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute the properties and assets of the Company substantially as an entirety shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety. The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and (except in the case of a lease) be substituted for, exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of the properties and assets of the Company substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 5.02, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company, as applicable.
     Section 5.02 Opinion of Counsel to be Given to the Trustee. Prior to the execution of any supplemental indenture pursuant to this Article V, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article V.
ARTICLE VI
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default. The provisions of Section 6.01 of this First Supplemental Indenture shall supersede and replace the provisions of Section 6.01 of the Original Indenture for purposes of the Notes. Subject to the provisions set forth below in this Section 6.01, each of the following events is an “Event of Default”:
          (a) the failure to pay interest on any Notes when the same becomes due and payable and such Default continues for a period of 30 days;
          (b) the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;
          (c) the failure to observe or perform or a breach of any other covenant or agreement contained in the Indenture (other than a failure to comply with any covenant or agreement contained in Section 314(a)(1) of the TIA or the failure to comply with Section 4.10) that continues for a period of 60 days after the Company receives written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a Default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);
          (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness after a default thereunder, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or that has been accelerated, aggregates $25.0 million or more at any time;
          (e) one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;
          (f) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:
          (i) commences a voluntary case or proceeding;
          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property;
          (iv) makes a general assignment for the benefit of its creditors; or
          (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or
          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;
          (ii) appoints a custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties; or
          (iii) orders the liquidation of the Company or any Significant Subsidiary of Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

          (h) The Events of Default described in clauses (d), (e), (f) and (g) above with respect to a Subsidiary shall not apply if such Person was not a Subsidiary at the time such event or condition occurred unless the Company or another Subsidiary thereof assumes or otherwise becomes liable for the liability referred to therein or the liabilities generally of such Person.
          (i) Notwithstanding any other paragraph of this Section 6.01 or the Original Indenture, any failure to perform, or breach of, any covenant or agreement of the Company in respect of the Notes contained in Section 314(a)(1) of the TIA, or Section 4.10 of this First Supplemental Indenture shall not be a default or an Event of Default. Remedies against the Company for any such failure or breach will be limited to liquidated damages as described in the following sentence, and Holders shall not have any right to accelerate the maturity of the Notes as a result of any such failure or breach. Instead, if there is such a failure or breach of the Company’s obligation under Section 314(a)(1) of the TIA or Section 4.10 of this First Supplemental Indenture and continuance of such failure or breach for a period of 60 days after the date on which there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the then-outstanding Notes of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” hereunder, the Company will pay liquidated damages to all Holders of Notes of such series, at a rate per year equal to 0.25% of the outstanding principal amount of such Notes from the 60th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Notes from and including the 151st day following such notice, until such failure or breach is cured. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. In the event that the Company is required to pay such liquidated damages, the Company shall provide a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) no later then five Business Days prior to the payment date for the payment of such liquidated damages setting forth the amount of such liquidated damages to be paid by the Company on such payment date and directing the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make such payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Noteholder to determine whether such liquidated damages are payable, or with respect to the nature, extent or calculation of the amount of liquidated damages owed.
     Section 6.02 Acceleration. The provisions of Section 6.02 of this First Supplemental Indenture shall supersede and replace the provisions of Section 6.02 of the Original Indenture for purposes of the Notes. If an Event of Default shall occur and be continuing, the Trustee may, and at the request of the Holders of at least 25% in principal amount of outstanding Notes shall, declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company. Such notice shall specify the respective Event of Default and that it is a “notice of acceleration.” Upon the giving of such notice, the principal of and accrued but unpaid interest on all Notes shall become immediately due and payable and the Trustee may exercise any rights or remedies provided to it under Section 7.04(e).
For the avoidance of doubt, other than Sections 6.01 and 6.02 of the Original Indenture (which sections are superseded in their entirety by Sections 6.01 and 6.02 of this First Supplemental Indenture), the provisions of Article Six of the Original Indenture shall apply to the Notes

ARTICLE VII
SECURITY AND COLLATERAL
     Section 7.01 Actions Necessary for Perfection.
          (a) Authorization to File Financing Statements. The Grantor hereby irrevocably authorizes (but does not obligate) the Collateral Agent or its designees at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Collateral Agent promptly upon the Collateral Agent’s request. The Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Notwithstanding the foregoing the Collateral Agent shall be under no obligation whatsoever to prepare or file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise to perfect or maintain the perfection of any security interest in the Collateral.
          (b) Further Actions. The Grantor shall at any time and from time to time, take such steps as are necessary for the Collateral Agent (i) to obtain an acknowledgement of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (ii) subject to Section 7.03(b), to obtain “control” of any deposit accounts (as such terms are defined in UCC Article 9 with corresponding provision in § 9-104 relating to what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Collateral Agent and (iii) subject to Sections 7.03(b) and (c), otherwise to insure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral and of the preservation of its rights therein.
          (c) Further Assurances. The Grantor, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as necessary or as (i) the Collateral Agent may reasonably require more completely to vest in and assure to the Collateral Agent and the Secured Parties their respective rights under this Article VII or in any of the Collateral, including, without limitation, authorizing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction, and (ii) may be necessary in order to create, perfect, preserve and protect the security interest in the Collateral as and to the extent provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the

Collateral Agent’s security interest in the Collateral hereof or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral.
     Section 7.02 Representations and Covenants of the Grantor.
          (a) Continuous Perfection. The Grantor’s place of business or, if more than one, chief executive office is indicated on the Grantor’s Perfection Certificate delivered to the Collateral Agent herewith (the “Perfection Certificate”), the form of which is attached hereto as Exhibit B. In furtherance of, and not in limitation of the additional restrictions contained in the Indenture, the Grantor will not change its jurisdiction of formation without providing at least 30 days prior written notice to the Collateral Agent. In addition, the Grantor shall notify the Collateral Agent in writing of any change in its name, identity or corporate structure within 15 days of such change. The Collateral constituting goods, other than such Collateral having an aggregate value not in excess of $10,000,000, will be kept at those locations listed on the Perfection Certificate, and the Grantor will not remove such Collateral from such locations without providing at least 30 days prior written notice to the Collateral Agent.
          (b) Title to Collateral, Etc. The Grantor is the owner of its Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and Permitted Liens. None of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9-102(a)(34) of the UCC. None of the account debtors in respect of any deposit accounts or contract rights under the Johnson Matthey Refining Agreement is a Governmental Authority subject to the Federal Assignment of Claims Act
          (c) No Liens. Except for the security interest herein granted and Permitted Liens, the Grantor shall be the owner of its Collateral free from any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Collateral Agent or any of the Secured Parties. The Grantor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Collateral Agent, for the benefit of the Secured Parties, except for Permitted Liens.
          (d) No Transfers. The Grantor will not sell or offer to sell or otherwise transfer any Collateral or any interest therein except to the extent not prohibited by the Original Indenture.
          (e) Insurance. The Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies. The Grantor will deliver or cause to be delivered, as of the date hereof and on an annual basis thereafter, an Officers’ Certificate to the Trustee certifying the Grantor’s compliance with the provisions of the preceding two sentences.

          (f) Maintenance of Collateral. The Grantor will keep the tangible Collateral in good condition (ordinary wear and tear excepted), repair and working order, if applicable, and will not use the same in violation of law or any policy of insurance thereon. The Collateral Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located, on prior written notice to the Grantor of no less than three Business Days. The Grantor will pay promptly when due all material taxes, assessments, governmental charges, levies and claims upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Article VII; provided, that the Grantor shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. The Grantor has at all times operated, and the Grantor will continue to operate, its business in material compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended.
          (g) Perfection Documents. All financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by the Grantor to the Collateral Agent in respect of the Collateral and required to be perfected on the date hereof have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing. The Grantor agrees that at the sole cost and expense of the Grantor, it will maintain the security interest created by this First Supplemental Indenture in the Collateral as a perfected first priority security interest, subject to Permitted Liens and provided that certain documents necessary to establish perfection need only be delivered by, and accordingly the security interest in the Collateral that is the subject matter of such documents will only be a perfected first priority interest (subject to Permitted Liens) following, the applicable date or dates specified in Section 7.03.
     Section 7.03 Post-Closing Covenants of the Grantor.
          (a) Insurance. No later than the sixtieth day after the date hereof, (i) all insurance policies of the Grantor shall be payable to the Collateral Agent as loss payee and additional insured under “standard” or “New York” loss payee and additional insured endorsement clauses for the benefit of the Secured Parties, (ii) all policies of insurance of the Grantor shall provide for at least 30 days’ prior written cancellation notice to the Collateral Agent, and (iii) the Grantor shall have furnished the Collateral Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provisions.
          (b) Deposit Account Control Agreements. As soon as reasonably practicable but in no event later than 60 days after the date hereof, the Grantor shall (i) deliver a fully executed tri-party deposit account control agreement, sufficient to establish the Collateral Agent’s “control” over each of the Grantor’s deposit accounts (as defined in UCC Article 9, § 9-104) which as of the date of this First Supplemental Indenture shall be solely the deposit accounts entitled “Deposit Accounts” and set forth in the Perfection Certificate (collectively, the “Controlled Accounts”) between the holder of such deposit account, the Collateral Agent and the corresponding bank, and (ii) direct, and at all times thereafter require and ensure, that all payments made for the benefit of the Grantor under the Johnson Matthey Refining Agreement (or any successor contract thereto or replacement contract thereof) shall be made to a Controlled Account.

          (c) Performance of Post-Closing Obligations. The time period by which the obligations specified in clauses (a) and (b) above must be performed by the Grantor may be extended by the Holders of a majority in principal amount of the outstanding Notes in writing. The failure of the Grantor to perform such obligations on or before the dates indicated in clauses (a) and (b) above, or such later date to which any performance requirement has been extended by the Holders, shall constitute an immediate Event of Default, unless expressly waived in writing by the Holders of a majority in principal amount of the outstanding Notes. Upon delivering to the Collateral Agent the items specified in clauses (a) and (b) above, the Grantor shall deliver or cause to be delivered to the Trustee an Officers’ Certificate stating that the requirements of clauses (a) and (b) have been duly satisfied.
     Section 7.04 Remedies in Respect of Collateral.
          (a) Expenses Incurred by Collateral Agent. In its discretion, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees; provided, however, it shall not be obligated to do so. The Grantor and the Company jointly and severally agree to reimburse the Collateral Agent on demand for any and all reasonable expenditures so made. The Collateral Agent shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof relieve the Grantor of any default.
          (b) Securities and Deposits. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may demand, sue for, collect, or make any settlement or compromise that it deems desirable with respect to the Collateral.
          (c) Notification to Account Debtors and Other Obligors. If an Event of Default shall have occurred and be continuing, the Grantor shall, at the request of the Collateral Agent, notify account debtors on accounts of the Grantor of the security interest of the Collateral Agent in any account and that payment thereof is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent’s agent therefor, and the Collateral Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Grantor, so notify account debtors; provided, that no such notice shall be given to Johnson Matthey, Inc. or its Affiliates pursuant to the terms hereof so long as all payments for the benefit of the Grantor under the Johnson Matthey Refining Agreement are made to a Controlled Account. After the making of such a request or the giving of any such notification, the Grantor shall hold any proceeds of collection of accounts received by the Grantor as trustee for the Collateral Agent, for the benefit of the Secured Parties, without commingling the same with other funds of the Grantor and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts received by the Collateral Agent to the Obligations, such proceeds to be immediately credited after final payment in cash or solvent credits of the items giving rise to them. Notwithstanding anything to the contrary in the foregoing, the Collateral Agent shall not deliver any “entitlement order” (within the meaning of Section 8-102 of the UCC), instruction, “Notice of Sole Control” or other order to any financial institution or securities intermediary with respect to any Collateral of a Grantor unless an Event of Default has occurred and is continuing.

          (d) Insurance. In the event of failure by the Grantor to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to the Grantor.
          (e) Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, and the Notes shall have been accelerated pursuant to Section 6.02, the Collateral Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of such jurisdiction, including, without limitation, the right to take possession of the Collateral, and for that purpose the Collateral Agent may enter upon any premises on which the Collateral may be situated and remove the same therefrom. In addition, if an Event of Default shall have occurred and be continuing, the Collateral Agent may in its discretion require the Grantor to assemble all or any part of the Collateral, to the extent commercially practicable and legally possible, at such location or locations within Pershing County, Nevada or at such other locations as the Collateral Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to the Grantor at least ten Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Grantor hereby acknowledges that ten Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.
          (f) Marshalling. Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to this Article VII and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Collateral Agent hereunder and of the Collateral Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Article VII or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.
          (g) Proceeds of Dispositions. All proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be applied in accordance with Section 6.10 of the Original Indenture.
          (h) Maximum Liability of the Grantor. If the obligations of the Grantor hereunder otherwise would be subject to avoidance under Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent conveyances or fraudulent transfers, taking into consideration the Grantor’s (i) rights of reimbursement and indemnity from the Company, if any, with respect to amounts paid by the Grantor, and (ii) rights of subrogation to the rights of the Secured Parties, then such obligations hereby are reduced to the largest amount that would make them not subject to such avoidance. Any Person asserting that the Grantor’s obligations are so avoidable shall have the burden (including the burden of production and of persuasion) of proving (x) that, without giving effect to this Section 7.04(h), the Grantor’s obligations hereunder would be avoidable and (y) the extent to which such obligations are reduced by operation of this Section 7.04(h).
     Section 7.05 Collateral Agent’s Obligations and Duties.
          (a) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Article VII or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times.
          (b) The Collateral Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. In the event of a direction by the Grantor, if Collateral Agent may be subject to any liability, the Collateral Agent shall be entitled to request and upon such request shall receive indemnity from the Grantor.
          (c) The Holders hereby authorize the Trustee and Collateral Agent to enter into the agreements and documents relating to the security interest contemplated herein to be entered into by the Trustee or the Collateral Agent. The Collateral Agent has the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), in accordance with this Article VII and the Indenture, and solely upon the instructions of and receipt of indemnity from (as described in the Original Indenture) the Holders, who by their acceptance of the benefits of this First Supplemental Indenture, hereby agree to be bound by its terms and those of the Original Indenture, to the extent not modified herein, shall be obligated to do so.
          (d) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
     Section 7.06 Power of Attorney.
          (a) Appointment and Powers of Collateral Agent. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, upon the occurrence and during the continuance of an Event of Default, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Grantor or in the Collateral Agent’s own name, for the purpose of carrying out the terms of this Article VII, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Article VII and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in compliance with the UCC and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do at the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Article VII, all as fully and effectively as the Grantor might do, including, without limitation, (x) in the name of Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any Collateral and (y) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral. This power of attorney is a power coupled with an interest and shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 8.01(a).
          (b) Ratification by the Grantor. To the extent permitted by law, the Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.
          (c) No Duty on the Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Trustee and the Collateral Agent and the

Secured Parties in the Collateral and shall not impose any duty upon the Trustee or the Collateral Agent to exercise any such powers. The Trustee and the Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Trustee or the Collateral Agent’s own negligence or willful misconduct.
     Section 7.07 Waiver; No Waiver.
          (a) The Grantor waives demand, notice, protest, notice of acceptance of this First Supplemental Indenture, notice of credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable.
          (b) The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 7.05(b). The Collateral Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and in accordance with Article IX. No delay or omission on the part of the Collateral Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.
     Section 7.08 Release of Collateral.
          (a) The security interests granted hereby shall terminate, as to any portion of the Collateral, automatically without further action and all rights to such Collateral shall revert to the Grantor, (i) to the extent necessary to permit consummation of any transaction (including without limitation the sale of inventory in the ordinary course of business, the disposition of equipment and other goods not useful or used in the business of the Grantor in the ordinary course of business, the use of cash to pay operating expenses in the ordinary course of business, and the payment, directly or indirectly, of any Dividends from the Grantor to any Person) not prohibited by the Indenture, and (ii) to the extent necessary to permit consummation of any transaction that has been consented to in accordance with Article IX.
          (b) Upon the payment in full of the Obligations, the security interests granted hereby shall terminate automatically without further action and all rights to the Collateral shall revert to the Grantor.

          (c) Upon any such termination described in clauses (a) or (b) above, the Collateral Agent will promptly authorize the Grantor to prepare and file, as applicable, such instruments as may be reasonably requested by the Grantor to evidence such termination, including properly completed UCC-3 Financing Statements; provided, that all such instruments (including UCC-3 Financing Statements) shall be prepared by and at the expense of the Grantor. The provisions of clauses (a) and (b) above shall be subject to Section 4.05 of the Original Indenture.
          (d) In connection with any release of Collateral hereunder, the Collateral Agent shall receive and be fully protected in relying upon an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent in the Indenture and the Security Documents to the release of such Collateral have been complied with.
ARTICLE VIII
DISCHARGE OF INDENTURE
     The provisions of Article VIII of this First Supplemental Indenture shall supersede and replace the provisions of Article Eight of the Original Indenture for purposes of the Notes.
     Section 8.01 Discharge of Company’s Liability on Notes.
          (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07 of the Original Indenture) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or upon a repurchase pursuant to Article III hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon repurchase all outstanding Notes, including interest thereon to maturity or such repurchase date (other than Notes replaced pursuant to Section 2.07 of the Original Indenture), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this First Supplemental Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this First Supplemental Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company stating that the conditions precedent to such discharge have been complied with.
          (b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05 and 2.06 of this First Supplemental Indenture, this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Section 7.08 of the Original Indenture and Sections 8.03 and 8.04 of this First Supplemental Indenture shall survive.
     Section 8.02 Application of Trust Funds. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article VIII. It shall apply the deposited money through the Paying Agent and in accordance with Section 6.10 of the Original Indenture.

     Section 8.03 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
     Section 8.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article VIII; provided, however, that (a) if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or Governmental Authority, the Trustee shall return all such money, shares of Common Stock or property to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continued to be in effect.
ARTICLE IX
AMENDMENTS
     Section 9.01 Without Consent of Noteholders. The provisions of Section 9.01 of this First Supplemental Indenture shall supersede and replace the provisions of Section 9.01 of the Original Indenture for purposes of the Notes. The Company and the Trustee may amend the Notes or the Indenture as it relates to the Notes without notice to or consent of any Noteholder:
          (a) to add to the covenants, agreements and obligations of the Company for the benefit of the Noteholders or to surrender any right or power conferred in the Indenture upon the Company;
          (b) to evidence the succession of another corporation or limited liability company to the Company and the assumption by it of the obligations of the Company under the Indenture and the Notes pursuant to and in compliance with the terms of this Indenture;
          (c) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Notes and to add to or change any provision of the

Indenture as shall be necessary to provide for or facilitate the administration of the trusts created pursuant to the Indenture by more than one Trustee;
          (d) to establish the form or terms of a Series of Securities as permitted by Section 2.01 of the Original Indenture;
          (e) to provide that specific provisions of the Indenture shall not apply to a Series of Securities not previously issued;
          (f) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (g) to cure any ambiguity, omission, defect or inconsistency; or
          (h) to make any change that does not adversely affect the legal rights of any Noteholder.
          After an amendment under this Section 9.01 becomes effective, the Company shall provide to Noteholders a notice briefly describing such amendment. The failure to give such notice to all such Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
     Section 9.02 With Consent of Noteholders. The provisions of Section 9.02 of this First Supplemental Indenture shall supersede and replace the provisions of Section 9.02 of the Original Indenture for purposes of the Notes. Except as provided below, the Company and the Trustee may amend the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), without notice to any other Noteholder. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance by the Company with any provision of the Notes or of the Indenture relating to such Notes (other than any Default or Event of Default in payment of any amount of interest, principal, premium, if any, or additional interest on the Notes) without notice to any Noteholders. Without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 of the Original Indenture, may not:
          (a) reduce the principal amount of Notes whose Noteholders must consent to an amendment or supplement or waiver;
          (b) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;
          (c) make any change that impairs or adversely affect the right of a Holder to convert any Notes;
          (d) reduce the principal of or extend the Maturity Date of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

          (e) make any Note payable in money other than that stated in such Note;
          (f) make any change in Section 6.02 or this Section 9.02 of this First Supplemental Indenture or Sections 6.04 or 6.07 of the Original Indenture;
          (g) adversely modify the ranking or priority of the Notes; or
          (h) waive a Default or Event of Default in the payment of interest on, principal of, premium, if any, or additional interest on any Notes.
     It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Company shall provide to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture, and the obligation of the Company to obtain any consent otherwise required from that Holder, may be subject to the requirement that the Holder shall have been the Holder of record of Notes with respect to which the consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the Indenture.
For the avoidance of doubt, other than Sections 9.01 and 9.02 of the Original Indenture (which sections are superseded in their entirety by Sections 9.01 and 9.02 of this First Supplemental Indenture), the provisions of Article Nine of the Original Indenture shall apply to the Notes.
ARTICLE X
CONVERSION OF NOTES
     Section 10.01 Right to Convert. Upon compliance with the provisions of this Article X, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Holder’s Notes, at any time prior to the close of business on the Trading Day immediately preceding the Maturity Date at an initial conversion rate set forth in the applicable Note (which with respect to the Notes issued on the date of this First Supplemental Indenture shall initially be 869.5652 shares of Common Stock (subject to adjustments as provided in Section 10.04 of this First Supplemental Indenture, as so adjusted from time to time, the “Conversion Rate”) per $1,000 principal amount of Notes (the “Conversion Obligation”) and to receive the Additional Payment Upon Conversion. Notes in respect of which a Redemption Notice has been given by the Company may not be converted pursuant to Article X hereof on or after the fourth Business Day after the date of the receipt of such Redemption Notice by the Holder thereof; provided, however, that any Redemption Notice shall be deemed to have been received by such Holder on the earlier of (a) the Business Day following the Company’s filing of a current report on Form 8-K announcing the delivery of such Redemption Notice and (b) five Business Days after the Trustee’s delivery of such Redemption Notice to the Holders.

     Section 10.02 Issuance Limitations.
          (a) The total number of shares of Common Stock issued or issuable on any Conversion Date upon conversion of any Notes and as Additional Payment Upon Conversion, or on any Interest Payment Date in payment of interest on the Notes (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company that are aggregated or integrated with the Common Stock issued or issuable on any Conversion Date upon conversion of any Notes and as Additional Payment Upon Conversion, or payment of interest on the Notes for purposes of any such rule or regulation) shall not (when aggregated with any shares of Common Stock already issued in respect of the Notes) exceed the maximum number of shares of Common Stock which the Company can so issue pursuant to any rule or regulation of the New York Stock Exchange (or any other principal United States securities market on which the Common Stock trades) (the “Maximum Share Amount”), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. The limitation set forth in this Section 10.02(a) shall not apply if the issuances of Common Stock in lieu of cash are Permitted Issuances or if the Stockholder Approval has been obtained.
          (b) At any time after which the Company has issued the Maximum Share Amount in respect of the Notes prior to the date that all of the Notes have been converted into shares of Common Stock, any further obligations of the Company to issue shares of Common Stock upon conversion of any Notes or as Additional Payment Upon Conversion shall be in cash (in an amount equal to the number of shares of Common Stock issuable on the applicable date of determination at the Conversion Price on such date multiplied by the VWAP per share for the Common Stock for the five Trading Days immediately preceding the first Trading Day prior to such date), provided that the limitation set forth in this Section 10.02(b) shall not apply if (i) the issuances of Common Stock in lieu of cash are Permitted Issuances or the Stockholder Approval has been obtained and (ii) such shares of Common Stock would not be subject to any transfer restrictions under the Securities Act or require registration under the Securities Act or the approval of any other Governmental Authority under any state or federal law
          (c) Interest on the Notes and any Additional Payment Upon Conversion shall be paid by the Company in cash (in the case of Additional Payment Upon Conversion, in an amount equal to the number of shares of Common Stock issuable on the applicable date of determination at the Conversion Price on such date multiplied by the VWAP per share for the Common Stock for the five Trading Days immediately preceding the first Trading Day prior to such date) unless prior to the issuance of shares of Common Stock in lieu thereof, such shares of Common Stock would not be subject to any transfer restrictions under the Securities Act or require registration under the Securities Act or the approval of any other Governmental Authority under any state or federal law. For the avoidance of doubt, such calculation shall be made by the Company using the interest rate provided by the Calculation Agent.
     Section 10.03 Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends.
          (a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and (D) if required pursuant to Section 10.03(e), pay all transfer or similar taxes or duties.
          In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note and (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 10.03(e), pay all transfer or similar taxes or duties.
          The date that the Holder satisfies the foregoing requirements is the “Conversion Date.”
          A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article X.
          (b) If more than one Note is surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
          (c) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
          (d) Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records, and the Trustee shall reflect such reduction on Schedule I to such Global Note.
          (e) The issue of stock certificates upon conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
          Section 10.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders participate, as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held the full number of shares underlying their Notes:
          (a) If the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:
          where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination; and

OS’ =	the number of shares of Common Stock outstanding immediately after, and solely as a result of, such event.
          Such adjustment shall become effective immediately after (x) the opening of business on the Ex-Dividend Date for such dividend or distribution or (y) the effective date of such share split or share combination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (b) If the Company shall distribute to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase shares of the Common Stock, at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:
          where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of the Common Stock that are outstanding immediately prior to the Ex-Dividend Date for such distribution;

X =	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.
          Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. In the event that such rights or warrants described in this Section 10.04(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of the Common Stock actually delivered. In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received for such rights or warrants with the value of such consideration if other than cash to be determined by the Board of Directors.
          (c) Subject to Section 10.08, if the Company shall distribute shares of its Capital Stock, rights to acquire the Company’s Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock other than (v) dividends or distributions referenced to in Section 10.04(a); (w) rights or warrants referenced to in Section 10.04(b); (x) dividends or distributions referenced to in Section 10.04(d); (y) any dividends and distributions in connection with a Reorganization Event covered by Section 10.05; and (z) any Spin-Off to which the provisions set forth below in this Section 10.04(c) shall apply (any of such shares of Capital Stock, rights, indebtedness, or other asset or property hereinafter in this Section 10.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be adjusted based on the following formula:
          where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

SP0 =	the Current Market Price; and

FMV =	the Fair Market Value, on the Ex-Dividend Date for such distribution, of the Distributed Property, expressed as an amount per share of the Common Stock.
          With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-Off”), that are, or, when issued, will be, listed on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, or any other national or regional securities exchange or market, the Conversion Rate will be instead adjusted based on the following formula:
          where

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’ =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
          The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately following the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references with respect to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
          Any other adjustment made pursuant to this Section 10.04(c) shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          For purposes of this Section 10.04(c), Section 10.04(a) and Section 10.04(b), any dividend or distribution to which this Section 10.04(c) is applicable that also includes shares of Common Stock or rights or warrants to subscribe for, or purchase shares of Common Stock to which Section 10.04(a) or 10.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, property or shares of the Company’s Capital Stock or rights to acquire Capital Stock, other than such shares of Common Stock or rights or warrants to which Section 10.04(a) or 10.04(b) applies (and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 10.04(a) or 10.04(b) applies (and any further Conversion Rate adjustment required by Section 10.04(a) and 10.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such deemed dividend or distribution shall be substituted for the “Ex-Dividend Date” within the meaning of Section 10.04(a) and Section 10.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination” within the meaning of Section 10.04(a).
          (d) If the Company pays any cash dividend or distribution to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:
          where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Current Market Price; and

C =	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.
          Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:
          where

CR0 =	the Conversion Rate in effect at the close of business on the Expiration Date;

CR’ =	the Conversion Rate in effect immediately after the Expiration Date;

FMV =	the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS’ =	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer, giving effect to the consummation of such transaction (the “Expiration Time”);

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP’ =	the Last Reported Sale Price of Common Stock on the Trading Day immediately succeeding the Expiration Date.
          Such adjustment shall become effective immediately prior to the opening of business on the Trading Day immediately succeeding the Expiration Date. If the Company or one of its Subsidiaries is obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary of the Company is permanently prevented by applicable law, or otherwise, from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 10.04(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.04(e).
          (f) If the Company announces or effects a reverse stock split of the Common Stock, the Conversion Rate will be adjusted first as provided in Section 10.04(a), and then shall be further adjusted as set forth in Section 10.04(f)(i) immediately after the expiration of the Announcement Period and adjusted again as set forth in Section 10.04(f)(ii) immediately after the expiration of the Effectuation Period.
          (i) Following the expiration of the Announcement Period, by multiplying the existing Conversion Rate by the greater of: (i) one and (ii) a fraction, the numerator of which shall be the market capitalization of the Common Stock prior to the announcement of the reverse stock split (calculated as a product of (w) the VWAP per share of the Common Stock for the five Trading Day period ending on the earlier of (a) the date that the Company publicly discloses its intention to effectuate (or consider) the reverse stock split through a press release, proxy materials or other means and (b) the date that the Company publicly discloses that it has received any notice or other communication from the New York Stock Exchange to the effect that the Common Stock will be de-listed and (x) the average number of shares of Common Stock outstanding for such five Trading Day period) and the denominator of which shall be the market capitalization of the Common Stock after the announcement of the reverse stock split (calculated as a product of (y) the VWAP per share of the Common Stock for the five Trading Day period beginning the Trading Day following the announcement of the reverse stock split (such period being the “Announcement Period”) and (z) the average number of shares of Common Stock outstanding during the Announcement Period).
          (ii) Following the expiration of the Effectuation Period, by multiplying the then existing Conversion Rate by the greater of: (i) one and (ii) a fraction, the numerator of which shall be the market capitalization of the Common Stock prior to the effectuation of the reverse stock split (calculated as a product of (w) the VWAP per share of the Common Stock for the five Trading Day period ending on the Trading Day prior to the date the reverse stock split is effectuated and (x) the average number of shares of Common Stock outstanding for such five day period) and the denominator of which shall be the market capitalization of the Common Stock after the effectuation of the reverse stock split (calculated as a product of (y) the VWAP per share of the Common Stock for the five Trading Day period beginning the Trading Day following the effectuation of the reverse stock split (such period being the “Effectuation Period”) and (z) the average number of shares of Common Stock outstanding during the Effectuation Period).
          (g) If on the Reset Date, the SLV Ratio multiplied by 0.9 exceeds the Common Stock Ratio, then the Conversion Rate shall be the greater of (i) the Conversion Rate in effect immediately prior to the Reset Date and (ii) 1,000 divided by 115% of the VWAP per share of the Company’s Common Stock for the Reset Period.
          (h) Except with respect to a Spin-Off, in cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, applicable to one share of Common Stock, distributed to stockholders:
          (i) equals or exceeds the average Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution, or
          (ii) such average Last Reported Sale Prices exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options so distributed by less than $0.25, rather than being entitled to an adjustment in the Conversion Rate, the Holder will be entitled to receive upon conversion, in addition to the shares of Common Stock, cash or a combination of cash and shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had held the full number of shares of Common Stock underlying its Notes immediately prior to the Ex-Dividend Date for determining the stockholders entitled to receive the distribution.
          (i) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors shall have made a determination that such increase would be in the Company’s best interest, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall provide to Holders a notice of the increase, which notice shall be provided at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          (j) In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire such shares) or similar event.
          (k) All calculations and other determinations under this Article X shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment pursuant to this Section 10.04 shall be required to be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, within one year of the first adjustment carried forward or on the 35th Trading Day preceding the Maturity Date.
          (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall issue a press release containing the relevant information and make this information available on its website. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall provide such notice of such adjustment of the Conversion Rate to each Holder within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (m) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (i) the opening of business on the Ex-Dividend Date for a dividend or distribution described in Section 10.04(a), 10.04(b), 10.04(d), (ii) the effective date for a share split or share combination of the Common Stock described in Section 10.04(a), (iii) the opening of business on the Ex-Dividend Date for the determination of stockholders entitled to receive a rights or warrants pursuant to Section 10.04(b), or (iv) the Expiration Date for any tender or exchange offer pursuant to Section 10.04(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event issuing to the Holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment. For purposes of this Section 10.04(l), the term “Adjustment Event” shall mean:
(1)	in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made;

(2)	in any case referred to in clause (ii) hereof, the occurrence of such event;

(3)	in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants; and

(4)	in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated.
          (n) If as of any Conversion Date, the Conversion Rate under this First Supplemental Indenture would result in a Conversion Price below the par value per share of Common Stock (such adjusted Conversion Rate, the “Absolute Conversion Rate”), the Conversion Rate with respect to the Notes being converted on such Conversion Date shall be adjusted to equal the amount obtained by dividing 1,000 by the par value of the Common Stock in effect at such time of determination (the “Par Value Adjusted Conversion Rate”) and, upon the Holder’s conversion of such Notes, the Company shall pay such Holder an amount in cash equal to (i) the difference between (A) the number of shares of Common Stock that would have been issuable upon such conversion at the Absolute Conversion Rate and (B) the number of shares of Common Stock issuable upon conversion at the Par Value Adjusted Conversion Rate multiplied by (ii) the VWAP per share for the five Trading Days immediately preceding the first Trading Day prior to the applicable Conversion Date.
(o)	The applicable Conversion Rate will not be adjusted:
(1)	upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(2)	upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; or

(3)	for a change in the par value of the Common Stock.
          (p) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          (q) Whenever any provision of this Article X requires a calculation of a number of shares of Common Stock equal to a sum or an average of Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any event requiring adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the sum or average is to be calculated.
          (r) Except as stated in this Article X, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock, including in connection with satisfaction of the Conversion Obligation with a combination of cash and shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
     Section 10.05 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:
          (a) any reclassification of the outstanding Common Stock (other than a change in par value or as a result of a share split or share combination to which Section 10.04(a) applies);
          (b) any share exchange, consolidation or merger of the Company with or into another Person; or
          (c) any conveyance, transfer, sale, lease or other disposition to any other Person or Persons of all or substantially all of the Company’s consolidated assets, and, in either case, the holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for such Common Stock (any such event or transaction, a “Reorganization Event”), in each case, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall, without the consent of any Holders, become convertible based on the type and amount of consideration that holders of Common Stock received in such Reorganization Event. If the Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively made such an election. In all cases, the provisions under Section 10.03 shall continue to apply with respect to the calculation of the Conversion Obligation and the method of settlement. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article X.
          The Company shall cause notice of the execution of such supplemental indenture to be provided to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions.
          (d) If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.
     Section 10.06 Certain Covenants.
          (a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.
          (b) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
          (c) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall use commercially reasonable efforts to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
     Section 10.07 Notice to Holders Prior to Certain Actions. In the event:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04;
          (b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.04;
          (c) of any reclassification of the Common Stock of the Company (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed with the Trustee and to be provided to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 10.08 Stockholder Rights Plans. Upon any conversion of the Notes, a Holder will receive, in addition to the Common Stock, the rights under the Company’s Rights Agreement dated as of May 11, 1999 (the “Stockholder Rights Plan”) and any subsequent similar rights plan, unless, prior to any conversion, the rights provided for in the Company’s Rights Agreement or any subsequent similar rights plan, have separated from the Common Stock in accordance with the provisions of the Stockholder Rights Plan so that the Holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, in which case the Conversion Price will be adjusted as provided in Section 10.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend the Stockholder Rights Plan to provide that upon conversion of the Notes, the Holders will receive, in addition to cash and shares of Common Stock issuable upon such conversion, the rights that would have attached to such shares of Common Stock if the rights had not become separated from the Common Stock under the Stockholder Rights Plan. A further adjustment shall occur as described in Section 10.04(c), if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 10.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article X. In addition to the foregoing, in no event shall the Trustee or the Conversion Agent be responsible for the monitoring of the price of the Company’s Common Stock hereunder.
     Section 10.10 Limitation on Beneficial Ownership. Notwithstanding the foregoing, a Holder of Notes will be entitled to convert such Holder’s Notes into Common Stock to the extent (and only to the extent) that such conversion would not cause such converting Holder (including its Affiliates) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.99% of the shares of the Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder (including its Affiliates) becoming the beneficial owner of more than 9.99% of the shares of Common Stock outstanding at such time. The Conversion Agent shall bear no responsibility for determining beneficial ownership of the Common Stock holders, nor be charged with knowledge thereof, and shall be permitted to make conversions without regard to such ownership, unless it has actual knowledge to the contrary. Notwithstanding anything to the contrary herein, no Holder shall be entitled, with or without the consent of the Company, to waive the restrictions set forth in this Section 10.10.
ARTICLE XI
MISCELLANEOUS
     Section 11.01 Notices. Any notice or communication shall be in accordance with Section 10.02 of the Original Indenture.
     Section 11.02 When Notes Disregarded. In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. This Section 11.02 supersedes in its entirety Section 2.12 of the Original Indenture.
     Section 11.03 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND SECURITY AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 11.04 No Recourse Against Others. A director, officer, employee, incorporator, stockholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     Section 11.05 Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee (including in its capacity as Collateral Agent) in the Indenture shall bind its successors and assigns.
     Section 11.06 Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this third Supplemental Indenture.
     Section 11.07 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 11.08 Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 11.09 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Notes (including any determinations of the price of the Common Stock). The Company shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Holder upon the request of such Holder.
     Section 11.10 No Adverse Interpretation of Other Agreements. This First Supplemental Indenture may not be used to interpret another indenture (other than the Original Indenture), loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement (other than the Original Indenture) may not be used to interpret this First Supplemental Indenture.
     Section 11.11 Rights of the Trustee Under the Original Indenture. For the avoidance of doubt, in acting under and by virtue of this First Supplemental Indenture, the Trustee shall have all of the rights, protections and immunities accorded to it under the Original Indenture, all such rights, protections and immunities are incorporated by reference herein, and shall inure to the benefit of the Collateral Agent mutatis mutandis under each of the Original Indenture and this First Supplemental Indenture. Further, any and all of the rights, protections and immunities afforded to the Collateral Agent herein shall inure to the benefit of the Trustee also.

     Section 11.12 No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of the Notes, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued thereunder and hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Notes.
Other than Sections 10.08, 10.09, 10.10 and 10.11 of the Original Indenture, all of which are superseded by this First Supplemental Indenture, Article Ten of the Original Indenture shall apply to the Notes.
[Signature page follows.]

          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture and Security Agreement to be duly executed as of the date first written above.

COEUR D’ALENE MINES CORPORATION, as Issuer
By:	/s/ Dennis E. Wheeler
	Name:	Dennis W. Wheeler
	Title:	Chairman of the Board, Chief Executive Officer and President

COEUR ROCHESTER, INC., as Grantor
By:	/s/ Dennis E. Wheeler
	Name:	Dennis W. Wheeler
	Title:	Chief Executive Officer and President

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent
By:	/s/ Karen A. Trachtenberg
	Name:	Karen A. Trachtenberg
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
[Global Notes Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.
Senior Secured Floating Rate Convertible Notes due 2012
CUSIP No.: [                    ]
ISIN: [                    ]
          COEUR D’ALENE MINES CORPORATION, AN IDAHO CORPORATION, PROMISES TO PAY TO [CEDE & CO.]1, OR REGISTERED ASSIGNS, THE PRINCIPAL SUM OF [                     ] MILLION DOLLARS ($                     ) [OR SUCH LESSER AMOUNT AS IS INDICATED IN SCHEDULE I ATTACHED HERETO]2, ON OCTOBER 15, 2012, AND TO PAY INTEREST THEREON FROM [                     ] , OR FROM THE MOST RECENT INTEREST PAYMENT DATE TO WHICH INTEREST HAS BEEN PAID OR DULY PROVIDED FOR, QUARTERLY ON JANUARY 15, APRIL 15, JULY 15 AND OCTOBER 15 OF EACH YEAR, COMMENCING [                     ]3 15, 2009, AT AN ANNUAL RATE EQUAL TO THE THREE-MONTH LIBOR RATE PLUS 7.50%, FROM [                    ]4 UNTIL THE PRINCIPAL THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT; PROVIDED, HOWEVER, THAT IN NO EVENT WILL THE ANNUAL RATE BE LESS THAN 9.00% OR MORE THAN 12.00%; PROVIDED, FURTHER, THAT THE INITIAL INTEREST RATE FOR NOTES ISSUED ON OCTOBER 20, 2008 SHALL BE 12.00%. THE THREE-MONTH LIBOR RATE WILL BE RESET QUARTERLY ON EACH INTEREST PAYMENT DATE (EACH OF THESE DATES IS REFERRED TO AS AN “INTEREST RESET DATE”), BEGINNING ON [                     ]5 15, 2009, UNTIL THE PRINCIPAL HEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT OR THE NOTE IS CONVERTED IN ACCORDANCE WITH THE INDENTURE (AS DEFINED ON THE REVERSE HEREOF). THE INTEREST RATE FOR THE FIRST INTEREST PERIOD SHALL BE [___]%. THE INTEREST SO PAYABLE, AND PUNCTUALLY PAID OR DULY PROVIDED FOR, ON ANY INTEREST PAYMENT DATE WILL, AS PROVIDED IN THE INDENTURE, BE PAID TO THE PERSON IN WHOSE NAME THIS NOTE (OR ONE OR MORE PREDECESSOR NOTES) IS REGISTERED AT 5:00 P.M., NEW YORK TIME, ON THE REGULAR RECORD DATE FOR SUCH INTEREST, WHICH SHALL BE JANUARY 1, APRIL 1, JULY 1 OR OCTOBER 1 (WHETHER OR NOT A BUSINESS DAY), AS THE CASE MAY BE, NEXT PRECEDING SUCH INTEREST PAYMENT DATE. ANY SUCH INTEREST NOT SO PUNCTUALLY PAID OR DULY PROVIDED FOR WILL FORTHWITH CEASE TO BE PAYABLE TO THE HOLDER ON SUCH REGULAR RECORD DATE AND MAY EITHER BE PAID TO THE PERSON IN WHOSE NAME THIS NOTE (OR ONE OR MORE PREDECESSOR NOTES) IS REGISTERED AT 5:00 P.M., NEW YORK TIME, ON A SPECIAL RECORD DATE FOR THE PAYMENT OF SUCH

[1]	Use bracketed language only if Global Note.

[2]	Use bracketed language only if Global Note.

[3]	The first Interest Payment Date after the Issue Date.

[4]	The applicable Issue Date

[5]	The first Interest Payment Date after the Issue Date.

DEFAULTED INTEREST TO BE FIXED BY THE TRUSTEE, NOTICE WHEREOF SHALL BE GIVEN TO HOLDERS NOT MORE THAN 15 DAYS PRIOR TO SUCH SPECIAL RECORD DATE, OR BE PAID AT ANY TIME IN ANY OTHER LAWFUL MANNER NOT INCONSISTENT WITH THE REQUIREMENTS OF ANY SECURITIES EXCHANGE ON WHICH THE NOTES MAY BE LISTED, AND UPON SUCH NOTICE AS MAY BE REQUIRED BY SUCH EXCHANGE, ALL AS MORE FULLY PROVIDED IN THE INDENTURE.
          Interest on the Notes will be calculated on the basis of a 360-day period consisting of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.
          The holder hereof takes this Note subject to the terms and conditions of the Indenture.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Dated:

COEUR D’ALENE MINES CORPORATION,
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON,
  as Trustee, certifies that this is one of the
  Notes referred to in the Indenture.

By:

Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
Senior Secured Floating Rate Convertible Notes due 2012
          COEUR D’ALENE MINES CORPORATION, an Idaho corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued these Notes under an indenture dated as of October 20, 2008 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon, as Trustee, as supplemented by the first supplemental indenture and security agreement dated as of October 20, 2008 (the “First Supplemental Indenture”), among the Company, Coeur Rochester, Inc. and The Bank of New York Mellon, as Trustee (the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. All terms used in this note which are defined in the Indenture shall have the meaning assigned to them in the Indenture. In the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control.
1. Further Provisions Relating to Interest
          In certain circumstances, liquidated damages may be payable as provided in Section 6.01 of the First Supplemental Indenture. Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on these Notes.
2. Method of Payment.
          The Company will pay interest on the Notes in cash, or at the option of the Company, in Common Stock or in cash and Common Stock, to the Persons who are registered Holders of Notes at 5:00 p.m., New York time, on the January 1, April 1, July 1 and October 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
          Subject to the limitations set forth in Section 10.02 of the First Supplemental Indenture, if any shares of Common Stock are to be issued on an Interest Payment Date, then the Company shall on the applicable Interest Payment Date, (X) provided that the Common Stock Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Common Stock Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such Holder, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

          If any fractional share of Common Stock otherwise would be issuable as a result of the issuance of Common Stock to pay interest due on the Notes, the Company shall calculate and pay to the Holder of Notes a cash adjustment in lieu of such fractional share at a rate equal to the VWAP per share for the five Trading Days immediately preceding the Trading Day prior to the Interest Payment Date.
          The Company shall pay cash interest, if any, on:
          (i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;
          (ii) any Notes in certificated form by wire transfer in immediately available funds in accordance with written instructions of the Holder duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.
3. Paying Agent, Registrar, Conversion Agent and Calculation Agent
          Initially, The Bank of New York Mellon, a banking corporation duly organized under the laws of the State of New York (the “Trustee”), will act as Paying Agent, Registrar, Conversion Agent, Collateral Agent and Calculation Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent, Collateral Agent or Calculation Agent without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Sinking Fund
          The Notes are not subject to any sinking fund.
5. Repurchase of Notes at the Option of the Company
          The Notes will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Holders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (such greater amount is referred to herein as the “Redemption Price”), plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest, if any, thereon to the Redemption Date.
     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Conversion
          Subject to the provisions of the Indenture, the Holder hereof has the right, at its option prior to 5:00 p.m. (New York time) on the Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture. The initial Conversion Rate shall be [___] shares for each $1,000 principal amount of Notes. If a Holder elects to voluntarily convert all or any portion of such Holder’s Notes at any time prior to the Maturity Date in accordance with the provisions of Section 10.01 of the First Supplemental Indenture, such Holder will receive the Additional Payment Upon Conversion in shares of Common Stock. The shares of Common Stock will be valued at the Conversion Price.
          If any fractional share of Common Stock otherwise would be issuable as a result of the issuance of Common Stock to upon conversion of the Notes, the Company shall calculate and pay to the Holder of Notes a cash adjustment in lieu of such fractional share at a rate equal to the VWAP per share for the five Trading Days immediately preceding the Trading Day prior to the applicable Conversion Date. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.
7. Denominations, Transfer, Exchange
          The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
8. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner of it for all purposes.
9. Unclaimed Funds
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors unless applicable abandoned property law designates another Person.
10. Amendment, Waiver
          Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default (other than any continuing Event of Default in payment of interest or principal amount of the Notes or in respect of provisions that cannot be amended without the written consent of each

Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.
          In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.
11. Defaults and Remedies
          Except as specified in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
12. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
13. No Recourse Against Others
          A director, officer, employee, incorporator, stockholder or partner, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
14. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
15. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO:	COEUR D’ALENE MINES CORPORATION THE BANK OF NEW YORK MELLON, as Conversion Agent
          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)
Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, is to be made, if to be made, other than to and in the name of the registered Holder:
Please print name and address

(Name)

(DTC Participant Number if applicable)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT
          For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                      attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Schedule I
Senior Secured Floating Rate Convertible Notes due 2012

Date	Principal Amount	Notation Explaining Amount Recorded	Authorized Signature of Trustee or Custodian

EXHIBIT B
PERFECTION CERTIFICATE

Exhibit B
To First Supplemental Indenture and Security Agreement
Form of Perfection Certificate
COEUR ROCHESTER, INC.
     The undersigned, the                      of Coeur Rochester, Inc., a Delaware corporation (the “Grantor”), hereby certifies, with reference to that certain First Supplemental Indenture and Security Agreement dated as of October 20, 2008 (terms defined in such First Supplemental Indenture and Security Agreement having the same meanings herein as specified therein), among the Grantor, Coeur d’Alene Mines Corporation (the “Company”) and The Bank of New York Mellon, as Trustee and Collateral Agent, for itself and the holders of the Notes (the “Holders”):
     1. Name. The exact legal name of the Grantor as that name appears on its Articles of Incorporation is as follows:
     2. Other Identifying Factors.
     2.1 The following is a mailing address for the Grantor:
     2.2. If different from its indicated mailing address, the Grantor’s place of business or, if more than one, its chief executive office, is located at the following address:
     2.3. The following is the type of organization of the Grantor:
     2.4. The following is the jurisdiction of the Grantor’s organization:
     2.5. The following is the Grantor’s state issued organizational identification number:
     3. Other Names, etc.

     3.1. The following is a list of every business or organization to which the Grantor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:
     3.2. The following is a list of all other names (including trade names or similar appellations) used by the Grantor, or any of the businesses or organizations described in Section 3.1:
     4. Other Current Locations.
     4.1. The following are all locations in the United States of America in which the Grantor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	County	State & Zip Code

     4.2. The following are all places of business of the Grantor in the United States of America:

Address	County	State & Zip Code

     4.3. The following are all locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

Address	County	State & Zip Code

     4.4. The following are the names and addresses of all persons or entities other than the Grantor, such as lessees, consignees or warehousemen which have possession or are intended to have possession of any of the Collateral consisting of instruments, inventory or equipment:

Name	Street Address	City, State & Zip Code

     4.5. The following are all places of business of the Grantor outside the United States of America:

     5. Prior Locations.
     5.1. The following are all locations or places of business previously maintained by the Grantor at any time during the past five years in a state in which the Grantor has previously maintained a location or place of business at any time during the past four months:
     5.2. The following are all locations at which, or other persons or entities with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

Address	County	State & Zip Code

     6. Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) held in the name of the Grantor:

Bank Name	Bank Account #	Account Name	Location

[signature page follows]

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate on this ___ day of                     , 2008.
___________________________
Name:
Title: